October 3, 1996


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

                  LB Commercial Conduit Mortgage Trust II
                  Multiclass Pass-Through Certificates
                  Registration Statement No. 33-96378 on Form S-3

Ladies and Gentlemen:

         We are counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Multiclass Pass-Through Certificates, Series 1996-C2 (the "Certificates"), pursuant to the captioned Registration Statement on Form S-3 (the "Registration Statement"), and the related preparation and filing pursuant to Rule 424(b) of a prospectus (the "Base Prospectus") and a prospectus supplement (the "Prospectus Supplement"; together with the Base Prospectus, the "Prospectus"). The Certificates will be issued pursuant to a separate trust agreement (the "Trust Agreement") among the Registrant and a trustee, a master servicer, a special servicer and a fiscal agent to be identified in the prospectus supplement for such series of Certificates. The Trust Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

         In connection with rendering this opinion letter, we have examined the form of the Trust Agreement, the Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of the Company contained in the Trust Agreement and, where we have deemed appropriate, representations or certifications of officers of the parties thereto or public officials. In rendering this opinion letter, we have assumed (i) the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies, (ii) the due authorization, execution and delivery of such documents, and the necessary power with respect thereto, and, except as to the Trust Agreement, the enforceability of such documents and (iii) that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Trust Agreement.

         Our opinions in paragraphs 1 and 2 below are subject to the qualification that enforceability of each of the respective obligations of the parties under the Trust Agreement is subject to (i) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (ii) the effect of certain laws, regulations and judicial or



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other decisions upon the availability and enforceability of certain provisions, covenants or remedies provided in the Trust Agreement, including the remedies of specific performance and self-help and provisions imposing penalties, forfeitures, late payment charges or an increase in the interest rate in delinquency, (iii) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport or are construed to provide indemnification with respect to securities law violations.

         In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York and the corporate law of the State of Delaware. We do not express any opinion with respect to any matter not expressly addressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Upon the authorization, execution and delivery of the Trust Agreement by the parties thereto, the Trust Agreement will be the legal, valid and binding obligation of the Registrant.

         2. Upon the authorization, execution and delivery of the Trust Agreement by the parties thereto, when the Certificates have been duly executed and authenticated in accordance with the Trust Agreement and issued and sold as contemplated in the Registration Statement and the Prospectus, the Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Trust Agreement.

         3. The description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in each of the Prospectus Supplement and the Base Prospectus, while not purporting to discuss all possible federal income tax consequences of an investment in the Certificates, is accurate with respect to those tax consequences which are discussed.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the Base Prospectus and the Prospectus Supplement under the headings "Legal Matters" and "Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement, including this Exhibit.


                                       Very truly yours,

                                       Thacher Proffitt & Wood

                                       By